Exhibit 10.1

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

This amendment (“Amendment”), dated as of July 31, 2014, shall amend the employment agreement dated as of July 21, 2010, by and between Discovery Communications, LLC (“DCL”) and Bruce Campbell (“Executive”) (the “Employment Agreement”).

WHEREAS, Executive and DCL previously entered into the Employment Agreement, which sets forth the terms and conditions of Executive’s employment with DCL;

WHEREAS, DCL and Executive desire to modify the term of the Employment Agreement, as described below.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, the parties hereby agree to amend the Employment Agreement as follows:

1.	Term of Employment:

a.	Section II(A) is hereby amended to state in its entirety as follows:

a.
Subject to Section IV, Executive’s term of employment under this Agreement shall be four (4) years beginning on August 2, 2010 and ending on August 1, 2014. By agreement of the parties, the term of employment is extended and shall end on September 30, 2014. (the initial and renewal terms are referred to as the “Term of Employment”).

b.	The reference to the last day of the Term of Employment in Section II(B) shall be replaced with September 30, 2014.

2.
Effect on Employment Agreement. Except with respect to the subject matters covered herein, this Amendment does not otherwise amend, supplement, modify, or terminate the Employment Agreement, which remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth above.

EXECUTIVE: /s/ Bruce Campbell	DATE: 7/31/14
Bruce Campbell

Discovery Communications, LLC /s/ Adria Alpert Romm		DATE: July 31, 2014
Name:	Adria Alpert Romm
Title:	Chief Global Human Resources & Diversity Officer